Exhibit 10.1

C&J Energy Services, Inc.

Issuance of Common Stock

November 30, 2017

C&J Energy Services, Inc.

3990 Rogerdale Road

Houston, Texas 77049

Ladies and Gentlemen:

This letter is being delivered to you pursuant to an Agreement and Plan of Merger, dated as of October 25, 2017, by and among C&J Energy Services, Inc., a Delaware corporation (the “Company”), Caymus Merger Sub, Inc., a Delaware corporation, O-Tex Holdings, Inc., a Texas corporation (“O-Tex”), the undersigned, a stockholder of O-Tex, the other stockholders of O-Tex party thereto and Opus Sellers Representative LLC (the “Merger Agreement”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement, as applicable.

Pursuant to the Merger Agreement, the Company issued                  shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to the undersigned. The undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including, except for the registration statement provided for in Section 8.16 of the Merger Agreement, the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into, or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until February 28, 2018 without the prior written consent of the Company (such period, the “O-Tex Lockup Period”). For the avoidance of doubt, in no event shall the Company’s performance of or compliance with its covenants under Section 8.16 of the Merger Agreement relieve the undersigned of its obligations hereunder, which obligations shall continue in full force and effect until the expiration of the O-Tex Lockup Period.

Yours very truly,

Signature Page to Lock Up Agreement

ACKNOWLEDGED:
C&J ENERGY SERVICES, INC.

By:	Danielle Hunter
Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

Signature Page to Lock Up Agreement